UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2015

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Non-Employee Director Compensation

On May 7, 2015 (the “Grant Date”), in connection with the election of directors at the 2015 annual stockholder’s meeting of Marchex, Inc. (“Marchex”), the Board of Directors (the “Board”) updated its non-employee director compensation policy to provide for the following compensation on an annual basis:

Annual Director Grant	$125,000
Annual Retainer	$15,000 ($3,750 per quarter)
Audit Committee, Member	$12,000
Audit Committee, Chair	$20,000
Compensation Committee, Member	$5,000
Compensation Committee, Chair	$10,000
Nominating and Governance Committee, Member	$5,000
Nominating and Governance Committee, Chair	$10,000

The annual director grant shall be payable in shares of restricted stock. The non-employee directors shall annually elect whether to receive their annual retainer and committee fees in cash or shares of restricted stock. Fees are subject to pro-ration for any person who becomes a non-employee director and/or committee member/ chair at any time of the year other than the date of Marchex’s annual meeting of stockholders.

On the Grant Date, Marchex (i) granted an aggregate of 121,837 restricted shares of Class B common stock under Marchex’s 2012 Stock Incentive Plan (the “Plan”) to Marchex’s non-employee directors as compensation for their annual Board and committee service at a purchase price of $0.01 per share, and (ii) paid an aggregate of $62,000 in cash (subject to quarterly installments in the case of the annual retainer). One hundred percent (100%) of such shares of restricted stock shall vest on the earlier of one (1) year from the Grant Date or the date of the 2016 annual meeting of stockholders of the Corporation, assuming continued service on Marchex’s Board for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreements).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Change in Principal Accounting Officer

On May 7, 2015, Marchex’s Board designated Michael Arends, age 44, to serve as Marchex’s principal accounting officer effective immediately. Upon assumption by Mr. Arends of his position as Marchex’s principal accounting officer, Mr. Miller will transition from Marchex’s principal accounting officer to an expanded role as our Senior VP of Finance and Corporate Controller. Mr. Arends has served as Marchex’s chief financial officer since May of 2003 and he previously served as Marchex’s principal accounting officer prior to Mr. Miller’s appointment as Marchex’s principal accounting officer in May of 2011.

There are no family relationships between Mr. Arends and any director or executive officer of Marchex. Mr. Arends has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and no changes were made to Mr. Arends’ compensation arrangements upon such designation as principal accounting officer.

Changes to Committee Membership

On May 7, 2015, Marchex’s Board approved certain changes to the membership of the committees of the Board. The table below summarizes the membership information for each of the committees of the Board, effective immediately:

	Audit	Compensation	Nominating and Governance
Dennis Cline	X		X
Anne Devereux-Mills		X	X*
Nicolas Hanauer			X
Ian Morris	X	X*
M. Wayne Wisehart	X*	X

*	Chair

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Marchex held its 2015 annual meeting of stockholders. Holders of Class A common stock are entitled to twenty-five (25) votes per share and holders of Class B common stock are entitled to one (1) vote per share and vote together as a single class on all matters (including election of directors) submitted to a vote of stockholders, unless otherwise required by law. At the meeting, the stockholders elected each director nominee to the Board by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
Dennis Cline	152,192,348	5,244,794	7,044,210
Anne Devereux-Mills	152,338,258	5,098,884	7,044,210
Nicolas Hanauer	156,087,458	1,349,684	7,044,210
Russell C. Horowitz	155,938,106	1,499,036	7,044,210
Clark Kokich	155,283,232	2,153,910	7,044,210
Ian Morris	156,092,879	1,344,263	7,044,210
M. Wayne Wisehart	152,336,783	5,100,359	7,044,210

At the meeting, the stockholders voted on the other proposals as follows:

•	Stockholders ratified the appointment of KPMG LLP as the independent registered public accounting firm for Marchex for the fiscal year ending December 31, 2015 (with shares representing 160,460,072 votes voting for, 3,920,207 votes against and 101,073 votes abstaining).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: May 8, 2015	By:	/s/ PETER CHRISTOTHOULOU
	Name:	Peter Christothoulou
	Title:	Chief Executive Officer